UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

MACROGENICS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-36112	06-1591613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(301) 251-5172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2013, MacroGenics, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with closing of the initial public offering (the “IPO”) of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO. On October 17, 2013, the Company filed a Certificate of Correction with the Secretary of State of the State of Delaware to correct a clerical error in the Restated Certificate. The Certificate of Correction replaced the first sentence of Article FOURTH of the Restated Certificate in order to correct the par value of each of the authorized Common Stock and Preferred Stock to be $0.01 per share.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) reduce the authorized number of shares of common stock from 425,000,000 shares to 125,000,000 shares; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (v) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least 75% of the votes that all of the Company’s stockholders would be entitled to cast in an annual election of directors; (vi) provide that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office; and (vii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders.

As of October 17, 2013, the Company has issued and outstanding 25,020,288 shares of common stock and 3,151,226 shares of common stock reserved for issuance upon exercise of outstanding employee stock options. No shares of preferred stock are outstanding as of such date.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, upon the closing of the IPO, amended and restated by-laws of the Company (the “Amended and Restated By-Laws”), previously approved by the Company’s board of directors and stockholders, became effective. The Amended and Restated By-Laws, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Certificate.

The foregoing description of the amendments made in the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which was filed as Exhibit 3.4 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-190994) by the Company on October 1, 2013 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 16, 2013, the Company completed its initial public offering of 5,750,000 shares of its common stock at a price to the public of $16.00 per share, which includes the exercise in full by the underwriters of the offering of their option to purchase 750,000 additional shares of the Company’s common stock. The Company also issued a press release on October 16, 2013 announcing the closing of the initial public offering, a copy of which is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits to this current report are listed in the Exhibit Index attached hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.

/s/ Scott Koenig
Name:	Scott Koenig, M.D., Ph.D.
Title:	President and Chief Executive Officer

Date: October 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of MacroGenics, Inc.

3.2	Amended and Restated By-Laws of MacroGenics, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-190994) filed by the Registrant on October 1, 2013).

3.3	Certificate of Correction to the Restated Certificate of Incorporation of MacroGenics, Inc.

99.1	Press release, dated October 16, 2013, announcing the completion of MacroGenics, Inc.’s initial public offering.